STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of December   22, 2015 by and among Daniel R. Furlong, Paul Demirdjian, Primrose Demirdjian and Vincent Fabrizzi (each individually, a “Seller”, and collectively, the “Sellers”) and Lim Kor Kiat (the “Purchaser”).

RECITALS

WHEREAS, each Seller is the owner of the number of shares of common stock, $ $.001 par value (the “Shares”) of Acroboo, Inc., a Nevada corporation (the “Company”), set forth opposite such Seller’s name on Schedule 1 annexed hereto; and

WHEREAS, pursuant to the terms and conditions of this Agreement, each Seller desires to sell, and Purchaser desires to purchase, all of such Seller’s right, title, and interest in and to such Seller’s Shares.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.

Agreement to Purchase and Sell.

Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, each Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall accept and purchase, such Seller’s Shares and any and all rights in such Shares to which such Seller is entitled, and by doing so such Seller shall be deemed to have assigned all of his right, title and interest in and to such Seller’s Shares to Purchaser.  Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance reasonably satisfactory to the transfer agent of the Company.

2.

Consideration.

In consideration for the sale of the Shares, Purchaser shall deliver to each Seller $0.18426 per Share (the “Purchase Price”), an aggregate of $335,000.

3.

Closing; Deliveries.

The closing of the purchase and sale of the Shares shall be held on the date hereof (the “Closing”). At the Closing,  (i) Sellers shall deliver, or cause to be delivered to the Purchaser (A) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Purchaser, (B) any documentary evidence of the due recordation in the Company’s share register of Purchaser’s full and unrestricted title to the Shares, (C) the resignation of the Company’s officers and directors, (D) a resolution of the Company’s board of directors appointing a designee of the Purchaser as a director, (E) the Company’s CCC and CIK Codes for the filing of submissions with the Securities and Exchange Commission (the “Commission”) on the Electronic Data Gathering, Analysis, and Retrieval

System and  (F) written authorization for delivery of the payment of the Brokerage Fees to the Brokers accordance with Section 7.5,    and (ii) the Purchaser shall deliver to each Seller the Purchase Price per Share by wire transfer of immediately available funds to an account designated by such Seller net of each Seller’s pro rata share of the Brokerage Fees  as defined below. In addition, the Sellers shall cause the officers of the Company to deliver to the new officers of the Company all of the Company’s books and records, including but not limited to, the Company’s internal financial statements for the fiscal year ending September 30, 2015, in a form which will be auditable by the Company’s independent accountants.

4.

Representations and Warranties of Sellers.

As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, each Seller represents and warrants to Purchaser as follows:

4.1

Authority.

Such Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with the terms hereof.

4.2

 Ownership.

Except as otherwise provided in Schedule 1, Such Seller is the sole record and beneficial owner of such Seller’s Shares, has good and marketable title to such Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver such Shares to Purchaser in accordance with this Agreement. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to such Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

4.3

Valid Issuance.

All of the Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

4.4

No Conflict.

None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which such Seller or the Company is a party or by which such Seller or the Company is bound, or to which such Seller’s Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to such Seller, the Company or such Seller’s Shares.

4.5

No Consent.

No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by such Seller of any of the transactions on such Seller’s part contemplated under this Agreement.

4.6

No Other Interest.

Neither such Seller nor any of his respective affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than such Seller’s Shares.

4.7

 No General Solicitation or Advertising.

Neither such Seller nor any of his affiliates nor any person acting on his or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502 of Regulation D) or general advertising with respect to any of such Seller’s Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of such Seller’s Shares under the Securities Act of 1933, as amended (the “Securities Act”).

4.8

Capitalization. The authorized capital of the Company consists of 75,000,000 shares of common stock, par value $.001, of which a total of 2,377,232 shares are issued and outstanding (the “Issued and Outstanding Common Stock”).  The Issued and Outstanding Common Stock has been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction.  No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares of its capital stock or to convert any securities of the Company into shares of capital stock of the Company.

4.9

Assets.

The Company has no assets.

4.10

SEC Reports.

The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis. As of their respective dates, to the best of such Seller’s knowledge, after reasonable inquiry,  the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the  Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of such Seller’s knowledge, after reasonable inquiry, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  To the best of such Seller’s knowledge, after reasonable inquiry, there are no Unresolved Staff Comments that are required to be disclosed in the SEC Reports. The Sellers have provided to the Purchaser copies of all correspondence with the Commission or any state regulatory authority. None of the Company, the Sellers or any of their affiliates, is or has been subject to any investigation or proceeding with the Commission or any state regulatory authority.

4.11

Registration/Anti-Dilution Rights.

The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company.

4.12 Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. There has been no default by the Company with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality and no event has occurred that with notice or the passage of time would become a default.

4.13

 Liabilities.

There are no trade payables, accrued expenses, liabilities, obligations or commitments which the Company would be required to accrue or reflect in its financial statements pursuant to generally accepted accounting principles consistently applied (“GAAP”) as of the date hereof other than a maximum of $10,000 of trade payables (“Trade Payables”). A true and correct copy of each invoice relating to such payables is annexed hereto in Schedule 4.13.

4.14

Tax Returns.

The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby.  All taxes of the Company which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the financial statements in accordance with GAAP. There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable.  There are no proposed or threatened tax claims or assessments against the Company.

4.15

Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

4.16     OTC.  The Company’s common stock is eligible for trading on the OTC.  The Company has not, in the 12 months preceding the date hereof, received written notice from the OTC to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for trading of its common stock on the OTC.  No consents or approvals from the OTC are necessary for the trading of the Company’s common stock on such trading market.

 4.17        Shareholder List.  Attached hereto as Schedule 4.17 is a true and correct copy of the shareholders list (the “Shareholders List”) of the Company as of the day preceding the date hereof. The Shareholder’s List identifies all holders of common stock of the Company.  Except for the Sellers and Jagged Peak Inc., none of the holders of common stock on the Shareholders List has ever been an officer, director or holder of more than 5% of the shares of common stock or voting power of the Company.  Except for Sellers and Jagged Peak Inc., none of the holders of common stock on the Shareholders List has ever, directly or indirectly, controlled, acted in common control with or been controlled by the Company or ever otherwise been an “affiliate” of the Company within the meaning of SEC Rule 405, promulgated pursuant to the Securities Act. The Company’s common stock is DTC eligible.

Section 4.18

Compliance with Laws and Court Orders.  The Company is in compliance with all laws to which the Company or its assets are or were subject.  The Company has not received any notice from any governmental authority or any other person regarding any actual, alleged, possible or potential violation of, or failure to comply with, or liability under any applicable law or order.

4.19

Full Disclosure.

No representation or warranty of such Seller to the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

5.

 Representations and Warranties of Purchaser.

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller as follows:

5.1

 Authority.

Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform Purchaser’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2

No Consent.

No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3

No Conflict.

None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which Purchaser is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4

No Advertising.

 At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.5

 Investment Experience.

The Purchaser is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of Purchaser’s business and financial experience to protect Purchaser’s own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of Purchaser’s investment in the Shares.

5.6

Investment Purposes

The Purchaser is acquiring the Shares for Purchaser’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Purchaser is acquiring.

6.

Indemnification; Survival.

6.1

 Indemnification by Sellers.

Each Seller shall jointly and severally indemnify and hold harmless the Purchaser and Purchaser’s agents, affiliates, representatives and their respective successors and assigns (collectively, the “Purchaser Indemnified Persons”) from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, “Losses”) resulting directly or indirectly from (i) any breach of, or inaccuracy in, any representation or warranty made by the Sellers in this Agreement and  (ii) any failure by Sellers to perform or comply with any agreement, covenant or obligation in this Agreement.

6.2

Indemnification by Purchaser. Purchaser shall indemnify and hold harmless each Seller and Seller’s agents, affiliates, representatives and their respective successors and assigns (collectively, the “Seller Indemnified Persons”) from and against any and all Losses resulting directly or indirectly from (i) any breach of, or inaccuracy in, any representation or warranty made by the Purchaser in this Agreement and (ii) any failure by Purchaser to perform or comply with any agreement, covenant or obligation in this Agreement.

6.3

 Survival.

 No claim may be made or suit instituted seeking indemnification pursuant to Section 6.1 or Section 6.2 unless a written notice describing such breach or inaccuracy in reasonable detail in light of the circumstances then known to the party seeking indemnification under Section 6.1 or Section 6.2 (the “Indemnified Party”), is provided to the party against whom indemnity is sought (the “Indemnifying Party”): (i) at any time, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Sections 4.1 through 4.8, 4.11 and 4.17 or  Sections 5.1 through 5.6; (ii) at any time, in the case of the nonperformance of any covenant or agreement in this Agreement; (iii) at any time prior to the sixtieth (60th) day after the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Section 4.14;  and (iv) at any time prior to twelve (12) months following the date hereof in connection with the breach of any other representation or warranty. In the event notice of any claim for indemnification under Section 6.1 or Section 6.2 shall have been given within the applicable survival period, the representations, warranties and/or covenants that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

6.4

Limitation.

Except in the case of fraud or intentional misrepresentation, the liability of the Sellers shall be limited to the aggregate Purchase Price.

7.

Miscellaneous.

7.1

 Further Assurances.

 From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2

Notices.

All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. The addresses for notices are set forth on Schedule 7.2. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3

 Choice of Law; Jurisdiction.

 This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each of the parties agrees to submit to the jurisdiction of the federal or state courts located in New York, New York in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

7.4

Expenses.

Each party shall bear its own expenses and costs related to the transactions contemplated hereby, including, without limitation, attorneys’ fees accounting fees and disbursements.

 7.5

Brokerage Fees. The Sellers shall be responsible for payment of the brokerage and finders fees (the “Brokerage Fees”) at Closing to such brokers and finders (the “Brokers”) who execute agreements with the Sellers on or before the Closing for fees contingent upon the consummation of the transactions contemplated hereby (the “Brokerage Agreements”). The Sellers shall provide instructions to McLaughlin Stern LLP, which is disbursing the Purchase Price, with the names of the Brokers and the amounts they are entitled to receive.  Such amounts shall be sent to the Brokers in accordance with the Brokerage Agreements.  Each of (i) the Sellers represents and warrants to the Purchaser and (ii) the Purchaser represents and warrants to the Sellers, that such party has not retained or used, the services of any other Brokers which would result in the imposition of a fee to any other party hereto.

7.6

 Entire Agreement.

This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.7

 Assignment.

Each party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party’s prior written consent, and any such assignment or attempted assignment shall be void and of no force or effect.

7.8

Amendments.

This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7.9

 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

7.10

 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile transmission or in portable document format (.pdf), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.11

 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.12

Interpretation.

The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

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IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

      SELLERS:

                                                                                                    /s/ Daniel R. Furlong

                                                                                                         Daniel R. Furlong

                                                                                                    /s/ Paul Demirdjian

         Paul Demirdjian

                                                                                                   /s/ Primrose Demirdjian

                                                                                                        Primrose Demirdjian

                                                                                                    /s/ Vincent Fabrizzi

                                                                                                         Vincent Fabrizzi

PURCHASER:

/s/ Lim Kor Kiat

     Lim Kor Kiat

Schedule 1

Seller	No. of Shares

Daniel R. Furlong	539,008
Paul and Primrose Demirdjian	490,009
Paul Demirdjian	250,000
Vincent Fabrizzi	539,008
Total	1,818,025

Schedule 4.13

Liabilities

Schedule 4.17

Shareholder List

Schedule 7.2

Addresses for Notices